UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2004

PUBLIC STORAGE, INC.

(Exact Name of Registrant as Specified in its Charter)

California	1-8389	95-3551121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)	(Zip Code)

(818) 244-8080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On June 4, 2004, the Securities and Exchange Commission declared effective the Registration Statement on Form S-3 (No. 333-115660)(the “Shelf Registration Statement”) of Public Storage, Inc. (the “Company”), which permits the Company to issue an aggregate of $1,000,000,000 of common stock, preferred stock, equity stock, depositary shares, warrants and debt securities (the “Securities”).

The Company’s operating partnership entered into an agreement for the purchase of entities owning self-storage facilities. As part of the consideration for the purchase of the facilities, the Company’s operating partnership agreed to issue to the sellers, in reliance on section 4(2) of the Securities Act, 1,000,000 6.250% Series Z Cumulative Redeemable Preferred Units representing an agreed value of $25,000,000. The Preferred Units (1) are exchangeable at the seller’s option for depositary shares representing interests in 1,000 shares of the Company’s 6.250% Series Z Cumulative Redeemable Preferred Stock (less than 1% of the Company’s outstanding shares of preferred stock) with an aggregate liquidation preference of $25,000,000, (2) are redeemable by the operating partnership at any time after March 5, 2009 at an aggregate redemption price of $25,000,000 plus accrued distributions and (3) must be repurchased by the Company’s operating partnership on the date that is five years after the closing date at an aggregate redemption price of $25,000,000 plus accrued distributions, if demanded by the sellers. The Company expects that the Preferred Units will be issued in September 2004.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 1.1—Underwriting Agreement relating to the Company’s Depositary Shares Representing Shares of the Company’s 6.60% Cumulative Preferred Stock, Series C (the “Preferred Stock”).

Exhibit 3.1—Certificate of Determination for the Preferred Stock.

Exhibit 4.1—Form of Deposit Agreement Relating to the Depositary Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2004

PUBLIC STORAGE, INC .

By:	/s/ DAVID GOLDBERG
David Goldberg
Vice President